App Incline, INC.
 SUBSCRIPTION AGREEMENT

The Investor named below, by payment of the purchase price for such Common Shares, by the delivery of a check payable to APP INCLINE INC., hereby subscribes for the purchase of the number of Common Shares indicated below of APP INCLINE, INC., at a purchase of $0.01 per Share as set forth in the Prospectus.

By such payment, the named Investor further acknowledges receipt of the Prospectus and the Subscription Agreement, the terms of which govern the investment in the Common Shares being subscribed for hereby.

A. INVESTMENT:               (1) Number of Shares ______________________________________

(2) Date of Investor's check ___________________________________

B. REGISTRATION:

(3) Registered owner: __________________________________

Co-Owner: __________________________________

(4) Mailing address:

City, State & zip:

(5) Residence Address (if different from above):

(6) Birth Date: ______/______/__

(7) Employee or Affiliate: Yes ______ No ______

(8) Social Security: #: ______/____/______

U.S. Citizen [ ] Other [ ]

Co-Owner Social Security:

#: ______/______/______

U.S. Citizen [ ] Other [ ]

Corporate or Custodial:

Taxpayer ID #: ______/______/______

U.S. Citizen [ ] Other [ ]

(9) Telephone (H)

(10) *email address:___________________________________
*Please note that by providing your email address, you accept that all further communications between you and the Company shall be by email, unless otherwise required by law and/or the rules and regulations of any governing body of traded securities.

C. OWNERSHIP

[ ] Individual Ownership                                           [ ] IRA or Keogh

[ ] Joint Tenants with Rights of Survivorship

[ ] Trust/Date Trust Established_______________

[ ] Pension/Trust (S.E.P.)

[ ] Tenants in Common                                           [ ] Tenants by the Entirety

[ ] Corporate Ownership                                           [ ] Partnership

[ ] Other_____________________

D. SIGNATURES
Registered Owner:__________________________________

Co-Owner: _____________________________

Print Name of Custodian or Trustee: _____________________________

Authorized Signature:

Date: ___________________________________

Signature:

MAIL TO:                                APP INCLINE INC.
   1510 Longbranch Ave, Grover Beach, CA 93433

FOR OFFICE USE ONLY:
Date Received: _______ _________________________________________
Date Accepted/Rejected ___
Subscriber's Check Amount:
Check No. ___________________ Date Check